PLEDGE AGREEMENT


         This Pledge Agreement (this "Agreement") is dated as of October 22, 1999 between MA 1994 B SHARES, L.P., a Delaware limited partnership ("MA") (the "Pledgor") and Citibank, N.A., a national banking association, as collateral agent (the "Agent") for Citicorp USA, Inc., a Delaware corporation (the "Lender"). Terms capitalized and used herein which are not otherwise defined herein shall have the meanings given them in the Credit Agreement (as defined below). This Agreement, the Credit Agreement, the Note (as defined below), and the Guaranty (as defined below) executed in connection therewith are called the "Loan Documents."

                                    RECITALS

         WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof between MIAMI HEAT LIMITED PARTNERSHIP (the "Heat") and the Lender (as such agreement may be modified, supplemented, amended or restated from time to time, the "Credit Agreement"), the Lender has agreed to make a One Hundred Million Dollar ($100,000,000) line of credit (the "Line"), available to Heat with advances thereunder evidenced by that certain Promissory Note, of even date herewith, executed by Heat in favor of the Lender in a principal amount of up to One Hundred Million Dollars ($100,000,000) (as such note may be modified, supplemented, replaced, amended or restated from time to time, the "Note");

         WHEREAS, MA has guaranteed the obligations of Heat under the Credit Agreement pursuant to that certain Guaranty dated as of the date hereof made by MA in favor of Lender (the "Guaranty");

         WHEREAS, Pledgor owns, and may own in the future, certain securities including, without limitation, certain shares of stock ("Shares") of certain corporations ("Corporations") which are identified on Exhibit A attached hereto;

         WHEREAS, the Agent has established a certain custody account in the name of the Pledgor, as described on Exhibit A attached hereto (the "Account");

         WHEREAS, the Lender has required as a condition, among others, to extending credit to Heat under the Line, and in order to secure the prompt and complete payment, observance and performance of all of the obligations and liabilities of Heat and MA owing now or hereafter to the Lender under or in connection with the Line, the Credit Agreement and the Guaranty (all such obligations and liabilities together with the obligations of the Pledgor owing to the Agent under this Agreement are collectively referred to herein as the "Obligations"), that the Pledgor execute and deliver this Agreement to the Agent.

         NOW, THEREFORE, for and in consideration of the foregoing and of any extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of Heat by the Lender, the Agent or their affiliates and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Grant of Security Interest. The Pledgor hereby grants to the Agent, for the benefit of itself and the Lender, as security for the prompt and complete payment, observance and performance of the Obligations, a security interest in all of Pledgor's right, title and interest in (i) all Securities and other investment property, whether now owned or hereafter acquired and now or hereafter delivered to the Agent or the Agent's nominee pursuant to the Credit Agreement or this Agreement including, without limitation, the Shares and all Pledgor's right to receive distributions of the Corporation's assets (such Securities and other investment property collectively referred to herein as the "Pledged Interests"), (ii) the Account and all investment property and Securities contained therein and all replacements, renewals, substitutions and proceeds thereof, (iii) all rights, privileges, authority and powers of Pledgor as owner or holder of the Pledged Interests, including all contract rights related thereto, (iv) any documents, instruments or certificates representing or evidencing the Pledged Interests, and (v) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Pledged Interests and any and all proceeds of any of the foregoing (all of the foregoing being referred to collectively as the "Collateral"). Pledgor agrees to execute and deliver to the Agent stock powers substantially in the form of Exhibit B attached hereto (the "Powers") with respect to each Pledged Interest evidenced by a "certificated security" and such documents of transfer as the Agent may from time to time request to enable the Agent to transfer the Pledged Interests into its name or the name of its nominee, or to register any of the Collateral to the Agent or its nominee.

         2. Perfection of Security Interest. Pledgor agrees (i) to deliver, or cause to be delivered, to the Agent, or the Agent's nominee, all certificates evidencing any of the Collateral, (ii) to execute and deliver to the Agent such financing statements as the Agent may reasonably request from time to time with respect to the Collateral and (iii) to take such other steps as the Agent may from time to time reasonably request to perfect the Agent's security interest in the Collateral under applicable law. At the request of the Agent, Pledgor shall take all such steps as are necessary or desirable to insure that Pledged Interests are readily marketable, including, without limitation, causing opinions to be delivered to applicable transfer agents and other actions to remove any legends on certificates evidencing the Collateral, if applicable.

         3. Voting Rights. During the term of this Agreement, and so long as no "Trigger Event" (defined below) shall have occurred and be continuing, the Pledgor shall have the right to vote the Pledged Interests and exercise any voting rights pertaining to such Pledged Interests, and to give consents, ratifications and waivers with respect thereto, for all purposes not prohibited by the terms of the Loan Documents. The Agent shall, at the request of Pledgor, provide Pledgor with appropriate proxies and any other documents necessary or appropriate to permit such Pledgor to exercise the rights set forth in the preceding sentence. For purposes of this Agreement and the other Loan Documents, "Trigger Event" shall mean the date as of which an Event of Default shall have occurred and be continuing under the Credit Agreement and the Lender shall have delivered to the Borrower and the Pledgor a notice that the Lender has accelerated the due date of the amounts outstanding under the Facility; provided that, a Trigger Event shall be deemed not to have occurred or be continuing if the Agent shall have received written notice from the Lender of either the cure or waiver of such Trigger Event. After the occurrence and during the continuance of any Trigger Event, the Agent shall be entitled, at the Agent's option and following written notice from the Agent to the Pledgor, to exercise all voting powers pertaining to the Collateral and to give, exclusively, consents, ratifications and waivers with respect thereto for all purposes.

         4. Dividends and Other Distributions. During the term of this Agreement, and so long as no Trigger Event shall have occurred and be continuing, the Pledgor will receive all dividends and other distributions payable with respect to such Pledged Interests. All such dividends and other distributions that shall be received by the Agent shall be immediately distributed to the Pledgor unless and until a Trigger Event shall have occurred and is continuing whereupon the Agent will retain any dividends and other distributions paid on account of the Pledged Interests securing the Obligations. Notwithstanding the foregoing, the Agent shall be entitled to collect and receive any and all dividends and all cash distributions paid or payable in cash in respect of any Collateral at any time during the continuance of a Trigger Event or in connection with a total liquidation or dissolution of any Corporation or termination of any Account and cash paid, payable or otherwise distributed in redemption of, in exchange for, or as a return of the Pledgor's capital investment in the Corporation (solely to the extent of and in respect of the Pledged Interests), and any such amounts, if received by the Pledgor, shall be held in trust for the benefit of the Agent segregated from other property or funds of the Pledgor, and forthwith be delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement). Any dividends and distributions retained by the Agent shall be applied to the Obligations.

         5. Representations. The Pledgor warrants and represents as follows:

                  (a) Pledgor has the power and authority to execute, deliver and perform the Guaranty and this Agreement, to incur the Obligations, and to grant to the Agent security interests in the Collateral. Pledgor has taken all necessary action to authorize its execution, delivery and performance of the Guaranty and this Agreement. No consent, approval, or authorization of, or declaration or filing with, any governmental authority, and no consent of any other person, is required in connection with Pledgor's execution, delivery, and performance of the Guaranty and this Agreement except for those already duly obtained. Each of the Guaranty and this Agreement has been duly executed and delivered by Pledgor, and constitutes the legal, valid and binding obligation of Pledgor, enforceable against it in accordance with its terms. Pledgor's execution, delivery, and performance of the Guaranty and this Agreement do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any lien upon the Collateral of Pledgor by reason of the terms of (i) any contract, mortgage, lien, lease, agreement, indenture, or instrument to which Pledgor is a party or which is binding upon it or its property, or (ii) any judgment, law, statute, rule or governmental regulation applicable to Pledgor.

                  (b) Pledgor's principal place of business is as set forth on the signature page hereof.

                  (c) Pledgor is (i) a duly formed and validly existing partnership under the laws of the state of Delaware, (ii) qualified to do business in all states where the failure of Pledgor to qualify to do business would have a material adverse effect on Pledgor's ability to conduct its business and own its property, and (iii) an entity that has all requisite power and authority to conduct its business and to own its property.

                  (d) Pledgor is the sole, direct, legal and beneficial owner of each of the Pledged Interests that are delivered by Pledgor to Agent pursuant to this Agreement, and such Pledged Interests have been duly authorized and issued and are fully paid and nonassessable.

                  (e) There are no restrictions upon the voting rights associated with, or the transfer of, any of the Collateral except as provided by any law applicable to the sale of securities generally.

                  (f) Pledgor has the right, subject to the provisions of this Agreement, (i) to vote the Pledged Interests that are owned by it, and
         (ii) to pledge and grant a security interest in all or any part of the Collateral that is owned by it, free of any lien or other charge, encumbrance or restriction.

                  (g) Pledgor has the right (subject, however, to the Securities Act of 1933, as amended) to otherwise transfer all or any part of the Pledged Interests owned by it, free of any lien or other charge, encumbrance or restriction.

                  (h) The Powers executed by Pledgor are duly executed and give the Agent the authority they purport to confer.

                  (i) The financial information for the Pledgor heretofore provided to the Lender in connection with the Line is accurate in all material respects.

                  (j) Since the date of the most recent Compliance Certificate (as defined in the Guaranty) delivered to the Lender, no event has occurred that could have a material adverse effect (i) on the business, operations or condition (financial or otherwise) of the Pledgor or the value of the Pledged Interests or (ii) on the ability of the Pledgor to perform its obligations under the Guaranty or to facilitate Borrower's performance under Section 2.3(c) of the Credit Agreement.

                  (k) There is no pending or, to the best of Pledgor's knowledge, threatened litigation against the Pledgor which could have a material adverse effect on the financial condition of Pledgor or could affect the legality, validity or enforceability of any of the Guaranty or the Pledge Agreement.

         6. Subsequent Changes Affecting Collateral. Pledgor represents to the Agent that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that neither the Agent nor the Lender shall have any responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. Nothing in this
Section 6 or any other provision of this Agreement shall modify, alter or diminish the obligation of the Lender to provide telecopied notice to the Borrower and the Guarantor of the events described in, and as required by,
Section 2.3(c) of the Credit Agreement.

         7. No Discharge. The Pledgor shall remain bound and its liabilities hereunder shall be unconditional, irrespective of (i) the validity or enforceability, avoidance or subordination of any of the Obligations, (ii) the absence of any attempt to collect the Obligations from the Heat, or all or any part of the Obligations or other action to enforce the same or the election of any remedy by the Agent or the Lender, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Agent or the Lender with respect to any provision of any of the Loan Documents, (iv) failure by the Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any of the Collateral, (v) the election by the Lender in any proceeding instituted under Chapter 11 of the Bankruptcy Code involving the Pledgor of the application of Section 1111 (b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the Pledgor, as debtor-in-possession, under Section 364 of the Bankruptcy Code, (vii) the disallowance under Section 502 of the Bankruptcy Code of all or any portion of the claims of the Lender or the Agent for repayment of any of the Obligations, or (viii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or the Pledgor, all of the foregoing being expressly waived by the Pledgor.

         8. Waivers. Except as otherwise provided herein or in the Guaranty, Pledgor hereby waives any requirement of diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of Pledgor or the Heat, protest or notice with respect to the Obligations, and all demands whatsoever (and shall not require that the same be made on the Heat as a condition precedent to Pledgor's liabilities hereunder), and covenants that this Agreement will not be discharged, except as provided in paragraph 10 hereunder.

         9. Remedies of Agent. Upon the occurrence and during the continuance of a Trigger Event, the Agent shall have, in addition to the rights given under the Loan Documents or by law, all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York. The Pledgor acknowledges that, in the event the Borrower and/or the Pledgor (as Guarantor) has not complied with Section 2.3(c) of the Credit Agreement, the Agent shall be entitled to sell the Collateral as and when described therein (so that the principal amount of all outstanding Advances is less than or equal to the Borrowing Base).

         10. Term. This Agreement shall remain in full force and effect until all of the Obligations shall have been paid and satisfied in full and the Line shall have been terminated (the "Termination Date"). After the Termination Date, the Agent will return to the Pledgor as soon as administratively practicable, free and clear from any security interest or any other right, title or interest of the Agent, the Lender or lien, encumbrance or security interest created hereunder or under any other Loan Document and free of any lien, encumbrance or security interest of any person or entity created by, through or under the Agent or the Lender all of the Collateral (including, without limitation, all stock certificates, Powers and other documents evidencing the Collateral and/or constituting documents of transfer) that has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with such other notices, documents, and/or instruments as the Pledgor may reasonably request acknowledging and evidencing the termination of this Agreement and the security interest created hereby.

         11. The Agent's Exercise of Rights and Remedies upon a Trigger Event. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that following the occurrence and during the continuance of a Trigger Event, the Agent may, and upon the written direction of the Lender, shall, exercise any of the rights and remedies with respect to the Collateral as provided in this Agreement or any of the other Loan Documents.

         12. Expenses. The Pledgor agrees to pay to the Agent all reasonable expenses (including, without limitation, court costs and attorneys' and paralegals' fees and expenses) of, or incident to, (i) the exercise or enforcement of any of the rights of the Agent hereunder, and (ii) the failure by the Pledgor to perform or observe any provision hereof in any material respect.

         13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Pledgor, the Lender, the Agent and their respective successors and permitted assigns. The Pledgor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Pledgor. The Pledgor may not assign its rights or delegate its obligations hereunder without the prior written consent of the Lender and the Agent. At any time, the Agent may, with the consent of the Lender, and shall, upon the request of the Lender, assign its rights and delegate its obligations hereunder to another securities intermediary (as defined in the Uniform Commercial Code as in effect on the date hereof in the state of New York), provided, however, that any such assignment shall be subject to prior notice to the Borrower and the Pledgor and, in the case of an assignment to a securities intermediary which is not an affiliate of the Lender, as long as no Event of Default exists, shall be subject to the prior consent of the Borrower and the Pledgor which shall not be unreasonably withheld or delayed.

         14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law doctrine of such state. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         15. Further Assurances. Pledgor agrees that it will cooperate with the Agent and will execute and deliver, or cause to be executed and delivered, all such stock powers, proxies, instruments and documents, and will take all such other action, including, without limitation, the filing of financing statements, as the Agent may reasonably request from time to time in order to carry out the provisions and purposes hereof.

         16. Transfers and Other Liens. The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Interests without the prior written consent of the Agent, or (ii) create or permit to exist any lien, security interest, adverse claim or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest granted under this Agreement.

         17. Additions of Collateral. Agent may permit the Pledgor, from time to time, to add additional investment property of the Pledgor to the Collateral subject to this Agreement by executing an amendment to this Agreement substantially in the form of Exhibit C attached hereto and otherwise complying with Paragraph 2 hereof.

         18. Release. If the aggregate principal amount of all Advances (as defined in the Credit Agreement) is less than forty-five percent (45%) of the Fair Market Value (as defined in the Credit Agreement) of the Acceptable Collateral at all times for twenty (20) consecutive Banking Days (as defined in the Credit Agreement) then as soon as practicable after the Agent's receipt of a written request from Pledgor, the Agent shall release a sufficient amount of Collateral, based on the Fair Market Value thereof at such time, so that the aggregate principal amount of all Advances is approximately equal to the Borrowing Base (as defined in the Credit Agreement) at the end of the Banking Day on which such request for a release is made.

         19. Consent to Jurisdiction and Service of Process. IN ANY ACTION OR PROCEEDING ARISING UNDER OR RELATING TO THE CREDIT AGREEMENT, THIS AGREEMENT OR ANY OF THE OBLIGATIONS (AS DEFINED HEREIN), EACH OF THE AGENT, THE LENDER AND THE PLEDGOR HEREBY IRREVOCABLY (A) CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUCH PROCEEDINGS BROUGHT IN ANY SUCH COURT, AND (C) WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND (D) FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH OTHER COURT DOES NOT HAVE ANY JURISDICTION OVER SUCH PARTY.

         EACH OF THE PARTIES HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE AT THE OPTION OF THE OTHER PARTY (A) BY DELIVERY IN PERSON, OR (B) BY COURIER, OR (C) BY CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, TO IT AT SUCH PARTY'S ADDRESS NOTED BELOW, OR (D) BY SERVICE UPON ITS REGISTERED AGENT IN DELAWARE, AS APPLICABLE, WHICH SUCH PARTY IRREVOCABLY APPOINTS AS SUCH PERSON'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS FOR NOT ONLY IN ANY ACTION WITHIN THE STATE OF NEW YORK BUT ALSO FOR ANY ACTION IN ANY OTHER JURISDICTION. ANY PROCESS SERVED SHALL BE COMPLETE ON THE DATE IT IS DELIVERED. EACH OF THE PARTIES HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID. EACH OF THE PARTIES ALSO WAIVES ANY DEFECT IN SERVICE CAUSED BY ITS FAILURE TO NOTIFY THE OTHER PARTIES IN WRITING OF ANY CHANGE OF ADDRESS.

         IN ADDITION, EACH PARTY AGREES TO PROMPTLY FORWARD BY REGISTERED MAIL A COPY OF ANY PROCESS SO SERVED UPON SAID AGENT TO THE APPLICABLE PARTY AT ITS ADDRESS SET FORTH BELOW.

         NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OR ALL OF THE OTHER PARTIES OR ANY OR ALL OF THE OTHER PARTIES' PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         20. Waiver of Jury Trial. EACH OF PLEDGOR AND THE AGENT IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, AND WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT IN ANY JURISDICTION SET FORTH ABOVE. EACH PARTY AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE OTHER PARTY OR ANY OTHER PERSON INDEMNIFIED UNDER THIS AGREEMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

         21. The Agent Appointed Attorney-in-Fact. Pledgor hereby appoints the Agent as Pledgor's attorney-in-fact to be effective upon the occurrence and during the continuance of a Trigger Event, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any distribution, interest payment or other dividend distribution in respect of the Collateral or any part thereof and to give full discharge for the same. This power of attorney created under this paragraph 21, being coupled with an interest, shall be irrevocable until the Termination Date, but shall not be deemed to authorize the Agent to take any action which Pledgor could not be required to take hereunder.

         22. Agent's Duty. (a) The Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Collateral, except for those arising out of or in connection with the Agent's (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of any certificate evidencing any of the Collateral which is in the physical possession of the Agent. Without limiting the generality of the foregoing, the Agent shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall be added to the Obligations secured hereby.

                  (b) The Pledgor acknowledges and agrees that the Agent, an affiliate of the Lender, has been authorized by the Lender to act as the Lender's agent for purposes of entering into this Agreement and holding the Collateral to be pledged hereunder. Except as otherwise provided under the terms of this Agreement, neither the Pledgor nor the Borrower shall be obligated to pay any costs or expenses of the Lender incurred in connection with the appointment and delegation of such duties to the Agent or the performance of such duties by the Agent.

         23. Notices. Any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (i) when properly transmitted if sent by telecopy or facsimile with receipt confirmed, (ii) one (1) Banking Day after being deposited with a reputable overnight courier with all charges prepaid, or
(iii) when delivered, if hand-delivered, by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number set forth on the signature page of this Agreement.

         24. Indemnity. The Pledgor hereby agrees to indemnify the Agent and the Lender and their respective directors, officers, employees, affiliates and agents (collective, the "Indemnified Persons") against, and agrees to hold each such Indemnified Person harmless from, any and all losses, claims, damages and liabilities, including claims brought by any governmental or regulatory agency, account debtor or other obligor of the Pledgor, and related reasonable expenses, including reasonable counsel fees and expenses, incurred by such Indemnified Person arising out of any claim, litigation, investigation or proceeding (whether or not such Indemnified Person is a party thereto) relating to the transaction that is the subject of this Agreement, the Credit Agreement and the Guaranty or any interest the Agent or the Lender has in any Collateral or any action the Agent or the Lender takes with respect to the Collateral; provided, however, that such indemnity shall not apply to any such losses, claims, damages, or liabilities or related expenses arising from the gross negligence or willful misconduct of such Indemnified Person. The agreements of the Pledgor in this Section 24 shall be in addition to any liabilities that the Pledgor may otherwise have. All amounts due under this Section 24 shall be payable as incurred within thirty (30) days following written demand therefor accompanied by a detailed description of the losses, claims, damages, liabilities and expenses claimed. Each Indemnified Person shall promptly notify the Pledgor in writing upon receipt by such Indemnified Person of notice of any action against or involving such Indemnified Person with respect to which indemnity may be sought hereunder. The Pledgor shall have the right, by written notice to the Indemnified Person, to control the defense of any such action with counsel approved by such Indemnified Person, which approval shall not be unreasonably withheld or delayed; provided that upon 30 days prior written notice, the Indemnified Person who is the subject of such indemnified claim which is an indemnified liability may elect to defend, using a law firm selected by such Indemnified Person, any such claims, loss, action, legal or administrative proceeding at the cost and expense of the Pledgor, subject to the reasonable approval of the Pledgor (which approval shall not be unreasonably withheld or delayed) if, in the reasonable judgment of such Indemnified Person there is a conflict of interest between the Indemnified Person and the Pledgor relating to such lawsuit, action, legal or administrative hearing and such Indemnified Person reasonably concludes that there may be legal defense available to it different from those available to the Pledgor. If any Indemnified Person exercises its right to designate counsel pursuant to this section, all reasonable costs and expenses thereof shall be paid by the Pledgor in accordance with this Section 24; provided, however, that the Pledgor will not be required to pay the costs, fees, and expenses of more than one separate counsel for all Indemnified Persons in any single action or proceeding. The Pledgor shall not be liable to any Indemnified Person for any amounts (including any settlement amount) relating to any action settled without the Pledgor's prior written consent.

         25. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

         26. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

         IN WITNESS WHEREOF, the Pledgor and the Agent have executed this Agreement as of the day and year first above written.


                                    MA 1994 B SHARES, L.P., a Delaware limited partnership

                                    By:  MA 1994 B SHARES, INC., a Delaware
                                    corporation, its general partner

                                        By:
                                        Name:
                                        Title:


                                    Notice Address:

                                    c/o Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York  10019-6064
                                    Attention:     James M. Dubin, Esq.
                                    Telephone:     (212) 373-3026
                                    Telecopier:    (212) 373-2393

                                    With a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1615 L Street, NW
                                    Washington, DC  20036-5694
                                    Attention:     Dale M. Sarro
                                    Telephone:     (202) 223-7348
                                    Telecopier:    (202) 223-7420


                                    CITIBANK, N.A., as Agent for the Lender


                                    By:
                                             Vice President

                                    Notice Address:

                                    Citicorp, USA, Inc.
                                    c/o Citibank, N.A.
                                    425 Park Avenue, 4th Floor
                                    New York, New York 10022
                                    Attention:     Charles Hofforth
                                    Telephone:     (212) 559-0993
                                    Telecopier:    (212) 793-1152

                                    With a copy to:

                                    Citicorp North America, Inc.
                                    Private Banking Division
                                    201 S. Biscayne Blvd., Suite 3100
                                    Miami, Florida  33131
                                    Attention:     David Fritz
                                    Telephone:     305-347-1207
                                    Telecopy:      305-347-1249

                                    and:

                                    Citicorp North America, Inc.
                                    Private Banking Division
                                    500 West Madison Street, Suite 400
                                    Chicago, Illinois 60061
                                    Attention:     Jay Marcus
                                    Telephone:     (312) 993-4387
                                    Telecopier:    (312) 627-5316

                                    and:

                                    Sonnenschein Nath & Rosenthal
                                    8000 Sears Tower
                                    233 S. Wacker Drive
                                    Chicago, IL 60606-6404
                                    Attention:     Victoria A. Gilbert
                                    Telephone:     (312) 876-8203
                                    Telecopy:      (312) 876-7934

                          EXHIBIT A TO PLEDGE AGREEMENT

Account:
                                    -----------------------------

Corporation:                        Carnival Corp.

                          EXHIBIT B TO PLEDGE AGREEMENT


                          Form of Stock Power Attached
                          ----------------------------

                          EXHIBIT C TO PLEDGE AGREEMENT


                          Amendment To Pledge Agreement
                          -----------------------------

         This Amendment to Pledge Agreement is made as of the ___ day of __________, _____ (the "Amendment") between MA 1994 B Shares, L.P. (the "Pledgor") and Citibank, N.A., a national banking association, as collateral agent (the "Agent") for Citicorp USA, Inc., a Delaware corporation.

                             Preliminary Statements

         A. Pledgor has executed and delivered to Agent that certain Pledge Agreement dated as of October 22, 1999 (as amended, the "Pledge Agreement").

         B. Pledgor wishes to provide additional "Collateral" (as defined in the Pledge Agreement) to the Agent as provided in Section 19 of the Pledge Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the Pledgor and Agent agree to add the following ("New Collateral") to Exhibit A of the Pledge
Agreement:

                         [describe new Pledged Interest]

         The Pledgor and Agent agree that as of the date hereof the New Collateral shall become part of the Pledged Collateral subject to the terms of the Pledge Agreement.

        Except as specifically amended hereby, the terms and conditions of the Pledge Agreement are in all respects ratified and confirmed and remain in full force and effect.

         IN WITNESS WHEREOF, the Pledgor and Agent have executed this Amendment.

                      Pledgor: MA 1994 B SHARES, L.P., a Delaware limited partnership

                                   By:  MA 1994 B SHARES, INC., a Delaware
                                   corporation, its general partner

                                       By:
                                       Name:
                                       Its:


                      Agent:       CITIBANK N.A.

                                   By:
                                                     Vice President